                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Salomon Inc
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Salomon Inc
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

Robert E. Denham

Chairman and
Chief Executive Officer

                                                                  March 22, 1995

Dear Stockholder:

     Attached are materials related to the annual meeting of stockholders, to be held in New York on May 3.

     I encourage you to attend the annual meeting. The annual meeting provides an opportunity for shareholders to question management about issues of significance to the Company. By actively participating with thoughtful questions, you can contribute to the quality of the meeting.

                                                        Sincerely,

                                                     ROBERT E. DENHAM
                                                     ----------------
                                                     ROBERT E. DENHAM

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 22, 1995

To Our Stockholders:

     The Annual Meeting of Stockholders of Salomon Inc will be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York, on Wednesday, May 3, 1995, at 10:00 a.m. for the following purposes:

        1. To elect directors, and

        2. To transact such other business as may properly come before the meeting.

     The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 15, 1995.

     All stockholders are urged to attend the meeting. However, in order to make sure that your shares are represented at the meeting, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. This will not limit your right to vote in person.

                                              By Order of the Board of Directors

                                                           ARNOLD S. OLSHIN
                                                            Secretary

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                          PROXY STATEMENT FOR THE 1995
                         ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy, being mailed to the stockholders on or about March 22, 1995, is solicited by the Board of Directors of the Company. If a proxy is duly received by the Secretary before the meeting, the shares represented by it will be voted on all matters to be acted upon at the meeting unless the proxy is revoked by written notice to the Secretary of the Company before the meeting or by voting by ballot at the meeting.

     Holders of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock, Series A") and Common Stock as of the close of business on March 15, 1995 will be entitled to receive notice of and to vote at the meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 700,000 shares of Preferred Stock, Series A, each of which is entitled to 26.31579 votes with respect to each matter to be voted on at the meeting, voting together with the holders of the Common Stock, and 106,083,360 shares of Common Stock (exclusive of 49,547,511 shares held in the treasury) of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the meeting. The presence at the meeting in person or by proxy of the holders of Preferred Stock, Series A, and Common Stock holding in the aggregate a majority of the outstanding shares of the Company's stock entitled to vote shall constitute a quorum for the transaction of business. All matters to be acted upon at the meeting shall be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast.

     The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally or by telephone by employees of the Company. The Company will reimburse brokers holding stock in their names, or in the names of their nominees, for their expenses in sending proxy material to the beneficial owners of such stock.

                            1. ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualifies. All of the nominees indicated below are presently members of the Board of Directors. In the event any one or more of the following nominees are unable to serve, it is the intention of the persons named in the proxy to vote for the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Information follows with regard to the nominees and their principal occupations during the past five years and board and committee memberships.
- --------------------------------------------------------------------------------

DWAYNE O. ANDREAS

Mr. Andreas, age 77, has been Chairman of the Board and Chief Executive of Archer Daniels Midland Company, a processor of agricultural products, for more than five years.

Mr. Andreas has been a director of the Company since 1982 and is currently Chairman of the Nominating Committee.
- --------------------------------------------------------------------------------

WARREN E. BUFFETT

Mr. Buffett, age 64, has been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a holding company, for more than five years.(1) He also served as interim Chairman and Chief Executive Officer of the Company between August 18, 1991 and June 3, 1992 and interim Chairman and Chief Executive Officer of Salomon Brothers Inc between August 18, 1991 and May 27, 1992. Mr. Buffett is also a director of Capital Cities/ABC, Inc., The Coca-Cola Company, The Gillette Company and USAir Group, Inc.

Mr. Buffett has been a director of the Company since 1987 and is currently Chairman of the Executive Committee.
- --------------------------------------------------------------------------------

ROBERT E. DENHAM

Mr. Denham, age 49, has been Chairman and Chief Executive Officer of the Company since June 1992, after serving as General Counsel of the Company from September 1991. Prior thereto, he was a partner in the law firm of Munger, Tolles & Olson, Los Angeles, California for more than three years. He rejoined Munger, Tolles & Olson as a partner in August 1992 and resigned from that firm on December 31, 1993.

Mr. Denham has been a director of the Company since 1992 and is currently a member of the Executive Committee.
- --------------------------------------------------------------------------------

CLAIRE M. FAGIN

Dr. Fagin, age 68, has been Leadership Professor and Dean Emeritus, School of Nursing, University of Pennsylvania, since 1992. Prior thereto, she was Professor and Margaret Bond Simon Dean, School of Nursing, University of Pennsylvania, for more than five years. She also served as Interim President of the University of Pennsylvania from 1993 to 1994. Dr. Fagin is also a director of CMAC Investment Corporation and Provident Mutual Life Insurance Company.

Dr. Fagin has been a director of the Company since 1994 and is currently a member of the Audit and Compliance Committee.
- --------------------------------------------------------------------------------

GEDALE B. HOROWITZ

Mr. Horowitz, age 62, has been an Executive Vice President of the Company for more than five years.

Mr. Horowitz has been a director of the Company since 1981.
- --------------------------------------------------------------------------------

DERYCK C. MAUGHAN

Mr. Maughan, age 47, has been an Executive Vice President of the Company since May 1993. Additionally, he has been Chairman and Chief Executive Officer of Salomon Brothers Inc since May 1992, after having served as its Chief Operating Officer from August 1991. Prior thereto, he served as a Vice Chairman of Salomon Brothers Inc from January 1991 and as Chairman of Salomon Brothers Asia Limited from 1986 to 1991.

Mr. Maughan has been a director of the Company since 1991.
- --------------------------------------------------------------------------------

WILLIAM F. MAY

Mr. May, age 79, has been Chairman and Chief Executive Officer of Statue of Liberty-Ellis Island Foundation, Inc. for more than five years. Mr. May is also a director and a member of the compensation committee of U.S. Surgical Corporation.

Mr. May has been a director of the Company since 1978 and is currently a member of the Executive Committee, the Compensation and Employee Benefits Committee and the Audit and Compliance Committee.
- --------------------------------------------------------------------------------

CHARLES T. MUNGER

Mr. Munger, age 71, has been Vice Chairman of the Board of Berkshire Hathaway Inc. for more than five years.(1) He is also Chairman and a director of Daily Journal Corporation, Chairman and a director of Wesco Financial Corporation and a director of USAir Group, Inc.

Mr. Munger has been a director of the Company since 1987 and is currently a member of the Audit and Compliance Committee, the Compensation and Employee Benefits Committee and the Nominating Committee.
- --------------------------------------------------------------------------------

LOUIS A. SIMPSON

Mr. Simpson, age 58, has been President and Chief Executive Officer-Capital Operations and a director of GEICO Corporation, an insurance organization, since May 1993 after having served as Vice Chairman of the Board of GEICO Corporation for more than five years. He is also a director of Potomac Electric Power Company and Pacific American Income Shares, Inc.

Mr. Simpson has been a director of the Company since 1993 and is currently Chairman of the Audit and Compliance Committee and a member of the Executive Committee.
- --------------------------------------------------------------------------------

ROBERT G. ZELLER

Mr. Zeller, age 76, has been retired since 1979 after serving as Chairman of the Board and Chief Executive Officer of F. Eberstadt & Co., Inc., investment bankers. Mr. Zeller is also a director and a member of the compensation committee of Rykoff-Sexton Corp.

Mr. Zeller has been a director of the Company since 1967 and is currently
Chairman of the Compensation and Employee Benefits Committee and a member of the Executive Committee and the Audit and Compliance Committee.
- --------------------------------------------------------------------------------

(1) For information with respect to Berkshire Hathaway Inc., see "Information as to Certain Stockholdings" below at Page 6.

BOARD OF DIRECTORS' ROLE, MEETINGS, COMMITTEES AND FEES

ROLE. The business of the Company is managed under the supervision of the Board of Directors. The Company's by-laws provide that, subject to the direction of the Board, the Chairman shall have the general and active management of the Company's business. The Board has adopted a policy pursuant to which the Chairman should be a business-wise, shareholder-oriented person who does not have personal dependence on or loyalty to management personnel of any of the principal subsidiaries of the Company by virtue of long service with any of those organizations. He is responsible, among other things, for organizing Board process and information flow so that the Board can effectively perform its functions.

     A key function of the Board is the appointment and evaluation of senior officers who have the direct responsibility for conducting or supervising the business of the Company and its principal subsidiaries. The Board specifically articulates objectives for the Chairman and evaluates his performance against them. In addition, together with the Chairman, it sets objectives for the Chief Executive Officer of Salomon Brothers Inc and evaluates his performance in light of these objectives.

     The Board believes that its primary responsibility is to see that the Company is managed in the long-term interests of shareholders. The Board discharges this responsibility by meeting directly or through its committees with senior management to discuss, review and, where appropriate, approve policies and actions relating to significant issues including: (i) maintaining high standards for compliance and for ethical behavior toward customers and counterparties, (ii) determining the amount and structure of capital, (iii) maintaining appropriate risk management systems, (iv) developing and applying pro-shareholder compensation systems, and (v) providing fair reporting to shareholders about the Company and its results.

MEETINGS AND COMMITTEES. The Board of Directors of the Company held seven meetings in 1994. The Executive Committee of the Board of Directors held no meetings during the year. The Company's By-Laws provide that the Executive Committee may exercise most of the powers of the Board in the general and active management of the business and affairs of the Company.

     In addition to the Executive Committee, the standing committees of the Board of Directors include the Audit and Compliance Committee, the Compensation and Employee Benefits Committee and the Nominating Committee.

     The Audit and Compliance Committee, which consists entirely of nonemployee directors, holds regular meetings at which the Company's independent accountants and its internal auditors report directly to the Committee. The Audit and Compliance Committee monitors and provides oversight with respect to the Company's accounting policies, internal accounting controls and the scope and results of the independent accountants' examination of the financial statements.

     Additionally, the Audit and Compliance Committee establishes and reviews policies and their administration with respect to the compliance of the Company and its subsidiaries with regulatory and internal procedures and requirements and the Committee receives regular reports on regulatory and compliance matters from the Company's General Counsel. While it is inevitable that there will be instances in which such procedures or requirements are not fully met, the Committee seeks to minimize the risk that regulations and compliance policies are not followed. The Audit and Compliance Committee held nine meetings in 1994.

     The Compensation and Employee Benefits Committee establishes corporate policy on the compensation of officers and key employees of the Company. The report of the Compensation and Employee Benefits

Committee regarding the 1994 compensation policies applicable to the Company's executive officers, including the specific relationship of corporate performance to executive compensation, is set forth below at Page 12. The Compensation and Employee Benefits Committee consisted in 1994 entirely of nonemployee directors and held nine meetings in that year.

     The Nominating Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Board has directed the Nominating Committee to consider for nomination to the Board persons with the following qualities: (1) Owner-oriented. The director should be overwhelmingly focused on promoting the interests of owners. Generally this owner-orientation is likeliest to be found in individuals who have an investment in Salomon's Common Stock that is significant to them. (2) Business-wise. The director should be highly talented in thinking about business issues in a creative and cooperative way and should be able to react quickly and with sound judgment to business ideas. He or she should be able and willing to express himself/herself effectively (and forcefully, if needed) on issues discussed by the Board. (3) Time Commitment. The director should be willing to make a sufficient time commitment to be an effective director, including likely service on at least one Board Committee.

     In considering candidates for Board vacancies, the Committee intends to make a wide canvass of possible nominees, including women and persons of diverse racial and cultural backgrounds. The Board believes that its procedure for seeking board members and the qualifications it has set for Board service should over time produce a strong and diverse board membership. Although the Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration, the Committee will consider a candidate when accompanied by sufficient, reliable information on the candidate. The Nominating Committee held two meetings in 1994.

ATTENDANCE. In 1994, all of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of Committees of the Board on which they served.

FEES. Each nonemployee director is entitled to an annual retainer of $30,000. In addition, the following directors' fees have been set: a $2,000 attendance fee for each board meeting and a $1,000 attendance fee for each committee meeting attended (if a director attends more than two committee meetings on the same day or if a committee meeting is held on the same day as a board meeting, only $2,000 is paid); a $3,000 annual retainer for each committee member and a $2,000 additional annual retainer to each chairman of a committee. A deferred compensation plan for nonemployee directors permits participants to elect on or before December 31 of each year to have all or a portion of the following year's compensation deferred, with such deferred compensation accruing interest at a rate equal to the prime rate calculated on a quarterly basis and payable with such interest on a deferral date selected by the participant. Additionally, on December 7, 1994, the Board of Directors approved a synthetic equity plan for nonemployee directors. The plan permits such directors to elect on or before December 31 of each year to have all or a portion of the following year's compensation deferred, which compensation is converted at year-end into phantom shares of Common Stock of the Company at the average of quarter-end prices during the year. The period of deferral is the earlier of five years or cessation of Board membership. At the end of such deferral period, participants receive a dollar amount equal to the value of a share of Common Stock on such day multiplied by the number of phantom shares of Common Stock credited to their accounts. Directors who are employees of the Company are not entitled to an annual retainer or to any attendance fees or fees for service on a committee.

INFORMATION AS TO CERTAIN STOCKHOLDINGS

     The following are the only persons known to the Company who own beneficially more than five per cent of any class of the Company's voting securities as of March 1, 1995:

                                                   TITLE OF              SHARES          PER CENT
                                                     CLASS            BENEFICIALLY       OF CLASS
                                                   OF STOCK               OWNED          OF STOCK
                                              -------------------     -------------      ---------
    Berkshire Hathaway Inc.(1)(2)...........  Common                      6,633,600          6.3
      and affiliates                          Preferred, Series A           700,000        100.0

    1440 Kiewit Plaza
    Omaha, Nebraska 68131
    Dart Financial Corporation..............  Common                      7,698,400(3)       7.3
      and affiliates
    c/o First Interstate Bank of Nevada N.A.
      Trust Department
    3800 Howard Hughes Parkway
    Suite 200
    Las Vegas, Nevada 89109

- ---------------

(1) The Company has been informed by Berkshire Hathaway Inc. ("Berkshire"), a Delaware corporation, and by Warren E. Buffett, as follows: Berkshire is a holding company, the capital stock of which is beneficially owned approximately 40.7% by Warren E. Buffett and a trust of which he is trustee but in which he has no beneficial economic interest and 3.1% by Mr. Buffett's wife, Susan T. Buffett. Additionally, approximately 1.6% of such capital stock is beneficially owned by Charles T. Munger. Mr. Buffett may be deemed to control Berkshire and thus to own beneficially the Company's stock owned beneficially by it. As of March 1, 1995, Berkshire owned beneficially (and, through wholly- or majority-owned subsidiaries, owned of record) 700,000 shares of Preferred Stock, Series A, of the Company, which shares are entitled to 18,421,053 votes, constituting approximately 14.8% of the votes entitled to be cast by the outstanding voting securities of the Company. The Preferred Stock, Series A, is convertible on the basis of
    26.31579 shares of Common Stock for each share of Preferred Stock, Series A, (subject to adjustment), or, in the aggregate, for 18,421,053 shares of Common Stock. Under Berkshire's Stock Purchase Agreement, dated September 27, 1987, with the Company, pursuant to which affiliates of Berkshire acquired the Preferred Stock, Series A, (the "Purchase Agreement"), the Company undertook to use its best efforts to nominate and elect Messrs. Buffett and Munger, or two other Berkshire representatives, to the Company's Board of Directors. For a description of the other terms of the Purchase Agreement, see "Compensation Committee Interlocks and Insider Participation" below at Page 11.

(2) Included are 401,000 shares of Preferred Stock, Series A, constituting approximately 8.5% of the votes entitled to be cast by the Company's outstanding voting securities, owned of record by National Indemnity Company, a wholly-owned subsidiary of Berkshire. As of March 1, 1995, National Indemnity Company also owned all of the shares of the Company's Common Stock which are shown as beneficially owned by Berkshire.

(3) Does not deduct an aggregate of 7,585,400 shares of the Company's Common Stock, representing 7.2% of outstanding Common Stock, reported by Dart Financial Corporation as "shares sold short" on March 4 and March 28, 1994.

     The following is the ownership, as of March 1, 1995, of shares of Common Stock and Preferred Stock, Series A, of the Company by all directors, nominees for director, the Executive Officers named in the table on

Page 9 and the ownership as of such date by Executive Officers and directors of the Company as a group. Common Stock which is referred to as "beneficially owned," and the number of the Company's shares deemed to be outstanding, include any shares which may be purchased by any director or Executive Officer of the Company under the Company's 1984 Non-Qualified Stock Option Plan within sixty days from March 1, 1995 and any shares which may be acquired by any director or Executive Officer of the Company upon conversion of the Company's Restricted Convertible Subordinated Notes within sixty days from March 1, 1995. Common Stock which is referred to as "beneficially owned" also includes any shares owned by a spouse or minor child and any shares over which the individual directly or indirectly holds sole or shared voting or investment power. In addition, included are shares which have been granted to any director or Executive Officer of the Company under the Company's Equity Partnership Plans and a proportionate number of the 1,861,710 unallocated shares, as of March 1, 1995, in the trust under the Equity Partnership Plans which directors and Executive Officers may direct the trustee of such trust to vote at the Annual Meeting ("Unallocated Shares"). The Preferred Stock, Series A, as owned by Berkshire and deemed owned by Mr. Buffett, comprises 100% of the class outstanding and 14.8% of the outstanding voting power of the Company. All directors and Executive Officers as a group (15 persons) own 100% of the Preferred Stock, Series A, 7.5% of the Common Stock and 21.2% of the outstanding voting power of the Company. Except for Mr. Buffett, no individual nominee for director beneficially owns as much as 1.0% of outstanding Common Stock or voting securities having 1.0% of the outstanding voting power of the Company.

                                                                  TITLE OF          SHARES
                                                                   CLASS           BENEFICIALLY
                                                                  OF STOCK          OWNED
                                                            --------------------   --------
Dwayne O. Andreas........................................   Common                          (1)
Jerome H. Bailey.........................................   Common                    18,459(5)
Warren E. Buffett........................................   Common                 6,633,600(2)
                                                            Preferred, Series A      700,000(2)
Robert E. Denham.........................................   Common                    25,166(5)
Claire M. Fagin..........................................   Common                       405
Andrew J. Hall...........................................   Common                   351,128(6)
Gedale B. Horowitz.......................................   Common                   447,944(3)(4)(5)
John G. Macfarlane.......................................   Common                    86,181(5)
Deryck C. Maughan........................................   Common                   322,075(3)(5)
William F. May...........................................   Common                     4,539
Robert H. Mundheim.......................................   Common                    16,565(5)
Charles T. Munger........................................   Common                     --   (7)
Louis A. Simpson.........................................   Common                    25,000
Robert G. Zeller.........................................   Common                    11,450
15 Directors and Executive Officers as a Group...........   Common                 7,944,648(8)(9)
                                                            Preferred, Series A      700,000

- -------------
 (1) Subsequent to March 15, 1995, Mr. Andreas acquired a beneficial interest, through an investment partnership, in 100,000 shares of Common Stock. These shares are not reflected in the Table.

 (2) With respect to voting securities which may be deemed to be beneficially owned by Mr. Buffett, see footnotes (1) and (2) to the Table above on Page 6.

 (3) Shares beneficially owned include shares subject to options granted under the Company's 1984 Non-Qualified Stock Option Plan which may be exercised within sixty days from March 1, 1995 as follows: Mr. Horowitz 106,700 and Mr. Maughan 54,600.

 (4) Shares beneficially owned include shares into which the Company's Restricted Convertible Subordinated Notes (see "Certain Transactions" below at Page 15) may be converted within sixty days from March 1, 1995 as follows: Mr. Horowitz 329,429.

 (5) Shares beneficially owned include Unallocated Shares as follows: Mr. Bailey 1,395, Mr. Denham 1,859, Mr. Horowitz 375, Mr. Macfarlane 5,699, Mr. Maughan 19,467 and Mr. Mundheim 1,339.

 (6) Mr. Hall resigned as an Executive Officer of the Company on December 7, 1994 and as a Director of the Company on March 1, 1995. Shares beneficially owned by Mr. Hall are included in the shares owned by the group.

 (7) Mr. Munger is Vice Chairman of the Board of Berkshire. With respect to voting securities beneficially owned by Berkshire, see footnotes (1) and
     (2) to the Table above at Page 6.

 (8) Includes 161,300 shares of Common Stock subject to options granted under the Company's 1984 Stock Option Plan which may be exercised by directors and Executive Officers of the Company within sixty days from March 1, 1995, 329,429 shares of Common Stock into which the Company's Restricted Convertible Subordinated Notes may be converted by directors and Executive Officers of the Company within sixty days from March 1, 1995, 121 shares owned by a family member in which shares person in the group disclaims any beneficial interest and 30,256 Unallocated Shares.

 (9) Participants in the Equity Partnership Plans generally are entitled to direct voting of a proportional number of unvoted allocated shares held under the Equity Partnership Plans. While participants are deemed to have beneficial ownership of such shares, the Table does not reflect such shares because the number of such shares cannot be determined.

EXECUTIVE COMPENSATION

     The following table shows the compensation in 1994, 1993 and 1992 of the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who were serving as Executive Officers on December 31, 1994. It also shows such compensation for Mr. Hall, who resigned as an Executive Officer on December 7, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                  --------------------------------
                                                ANNUAL COMPENSATION                      AWARDS           PAYOUTS
                                    -------------------------------------------   ---------------------  ---------
                                                                   OTHER ANNUAL   RESTRICTED   OPTIONS/   LTIP(7)     ALL OTHER
                                                         BONUS     COMPENSATION   STOCK AWARD    SARS     PAYOUTS   COMPENSATION(8)
    NAME AND PRINCIPAL POSITION     YEAR  SALARY ($)      ($)          ($)          ($)(6)       (#)        ($)          ($)
- ----------------------------------- ----- ----------   ---------   ------------   -----------  --------  ---------  -------------
ROBERT E. DENHAM................... 1994   1,000,000           0            0              0      0          0            9,170
Chairman and Chief                  1993     956,800     368,700       23,912        720,653      0              0        6,655
  Executive Officer                 1992     999,434           0      103,199(1)     196,788      0              0        5,935
JEROME H. BAILEY................... 1994     250,000     750,000            0        456,821      0              0        6,436
Chief Financial Officer             1993     168,269     558,673            0        150,037      0              0            0
                                    1992      --              --           --             --      --            --           --
ANDREW J. HALL..................... 1994     400,000     600,000            0              0      0              0    9,613,571
President of Phibro Division        1993     400,000     400,000            0              0      0              0      412,818
(Executive Vice President until     1992     400,000     738,000            0        485,532      0              0       74,889
  December 7, 1994)
JOHN G. MACFARLANE................. 1994     200,000     800,000            0        456,821      0              0       21,625
Treasurer                           1993     150,000   1,238,000            0        802,620      0         19,935       18,856
                                    1992     150,000   1,038,000        3,485        552,595      0        891,832       16,277
DERYCK C. MAUGHAN.................. 1994     825,000      13,000            0        148,010      0              0       36,966
Executive Vice President            1993     400,000   2,600,000            0      3,934,412      0         79,741       26,386
  and Chairman and Chief Executive  1992     338,269   1,659,423      294,082(2)   2,682,498      0      3,420,220       17,378
  Officer of Salomon Brothers Inc
ROBERT H. MUNDHEIM................. 1994   1,048,000(3)        0            0        275,920(5)   0              0        6,919
Executive Vice President            1993     958,000           0       65,602(4)     317,376      0              0        6,144
  and General Counsel               1992     351,538           0            0         25,380      0              0            0

- ---------------

(1) Includes $96,547 for a temporary residence and other related expenses which were either paid for or reimbursed by the Company in connection with Mr. Denham's relocation from Los Angeles to New York.

(2) Includes $283,854 for a temporary residence and other related expenses which were either paid for or reimbursed by the Company in connection with Mr. Maughan's relocation from Japan to New York.

(3) Pursuant to his employment contract with the Company, Mr. Mundheim received $250,000 as base salary and $798,000 as a guaranteed bonus. See "Employment Contracts and Change of Control Provisions" below at Page 10.

(4) Includes $53,333 for a temporary residence and other related expenses which were either paid for or reimbursed by the Company in connection with Mr. Mundheim's relocation from Philadelphia to New York.

(5) Represents market value on date of grant of shares of restricted stock awarded to Mr. Mundheim under the Company's Equity Partnership Plan for Key Employees. Such award was based on the Plan's Award Schedule whereunder Mr. Mundheim's cash bonus of $1,100,000 for 1994 was reduced by $302,000.

(6) Restricted stock awards are shown at market value on the date of grant. The number and value of the aggregate restricted stock holdings at December 31, 1994 for each of the persons named is as follows: Mr. Denham, 21,022 shares with a value of $788,325; Mr. Bailey, 15,779 shares with a value of $591,713; Mr. Macfarlane, 64,456 shares with a value of $2,417,100; Mr. Maughan, 220,142 shares with a value of $8,255,325; and Mr. Mundheim, 15,152 shares with a value of $568,200. Such restricted stock was awarded to the persons named under the Company's Equity Partnership Plan for Key Employees ("EPP"). Awards under the EPP represent an unfunded, unsecured promise of the Company and are generally distributed to participants five years after the date of grant subject to acceleration in some circumstances and further deferral or forfeiture in others. The EPP incorporates a dividend reinvestment structure, pursuant to which the Company contributes an additional 17.65% of any dividend in order to effect a 15% discount on all dividend reinvestments. Participants' accounts in the EPP are held in a grantor trust established by the Company.

(7) These amounts represent residual payouts in 1993 under the Salomon Brothers Inc Managing Directors' Compensation Plan and payouts in 1992 of deferred compensation which vested through December 31, 1991 under the Company's 1986 Special Bonus Plan and the Salomon Brothers Inc Managing Directors' Compensation Plan.

(8) In 1994, Mr. Hall was awarded deferred compensation of $9.6 million. Amounts reported for 1994 include 17.65% contribution which the Company made in order to effect a 15% discount on all dividend reinvestments under the EPP for the named executives as follows: Mr. Denham $2,349, Mr. Bailey $365, Mr. Macfarlane $5,804, Mr. Maughan $24,145 and Mr. Mundheim $848; also includes contributions by the Company under the Salomon Brothers Inc Retirement Plan to the account of each of the named executives as follows: Mr. Denham $6,750, Mr. Bailey $6,000, Mr. Hall $13,500, Mr. Macfarlane $15,750, Mr.
    Maughan $12,750 and Mr. Mundheim $6,000; also includes $71 of term life insurance premium for each of the named executives which the Company pays. The amount reported for Mr. Hall in 1993 also includes $400,000 which was the value on the award date of a deferred compensation plan adopted in 1993 for Mr. Hall's benefit.

     The Company made no stock option/SAR grants or awards under long-term incentive plans in 1994 to any named Executive Officer or any other person.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUE(1)

                                                                                           VALUE OF
                                                                         NUMBER OF       UNEXERCISED
                                                                         UNEXERCISED     IN-THE-MONEY
                                                                         OPTIONS AT       OPTIONS AT
                                                                         FY-END(#)        FY-END($)
                                                SHARES                   ----------     --------------
                                              ACQUIRED ON     VALUE      EXERCISABLE/    EXERCISABLE/
                    NAME                      EXERCISE(#)   REALIZED($)  UNEXERCISABLE  UNEXERCISABLE
                                              -----------   ----------   ----------     --------------
JEROME H. BAILEY............................     --             --          -0-/-0-            -0-/-0-
ROBERT E. DENHAM............................     --             --          -0-/-0-            -0-/-0-
ANDREW J. HALL..............................     --             --          -0-/-0-            -0-/-0-
JOHN G. MACFARLANE..........................     --             --          -0-/-0-            -0-/-0-
DERYCK C. MAUGHAN...........................     --             --       54,600/-0-     $1,029,056/-0-
ROBERT H. MUNDHEIM..........................     --             --          -0-/-0-            -0-/-0-

- ---------------
(1)The 1994 year-end value of the Company's common stock was $37.50. The dollar value shown in the Table is calculated by determining the difference between the year-end value of the Company's Common Stock and the exercise price of the options exercisable at year-end.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL PROVISIONS

     In 1992, the Company entered into a guaranteed employment contract with Mr. Mundheim through December 31, 1995, subject to Mr. Mundheim's earlier resignation or termination of employment for cause, whereunder Mr. Mundheim receives an annual base salary of $250,000 and a bonus of $950,000 in 1993, $1,100,000 in 1994 and $1,250,000 in 1995. The contract also provides for Mr. Mundheim's participation in the Company's Equity Partnership Plan for Key Employees.

     In 1988, the Board of Directors approved amendments to certain of the Company's benefit plans, including the Salomon Inc Profit Sharing Plan, now the Salomon Brothers Inc Retirement Plan, (the

"Retirement Plan"), and the 1984 Stock Option Plan. These amendments provide for the vesting and, under most circumstances, distribution of benefits and credits made under such Plans upon the occurrence of certain change of control events not approved by the Board of Directors. Upon such a change of control (as defined in the Plans), employees will be entitled to receive the immediate cash payment of the excess of the fair market value (as defined) of a share of Common Stock over the exercise price of each share covered by an option or a stock appreciation right under the 1984 Stock Option Plan. Additionally, upon a change of control, each employee will be entitled to receive an amount not less than the year-end bonus paid to him in the year preceding the change of control, prorated for the number of months elapsed up to the change of control, and all amounts credited to employees' accounts under the Retirement Plan will vest. If a change of control would have occurred on March 1, 1995, for example, Messrs. Bailey, Hall, Macfarlane and Maughan would have been entitled to receive at least the following amounts of cash compensation with respect to 1994 year-end bonuses (in addition to benefits under the Company's other benefit plans described above): $125,000, $1,700,000, $133,333 and $2,167, respectively.
[Under Mr. Mundheim's employment contract, payment of his 1995 bonus in full is guaranteed, subject only to his earlier resignation or termination of employment for cause.] Moreover, participants in the Equity Partnership Plans would receive a distribution of all shares allocated to them under the Equity Partnership Plans in the event of a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1994, the Compensation and Employee Benefits Committee consisted of Mr. Robert G. Zeller, as Chairman, and Messrs. William F. May and Charles T. Munger. All of the members of the Committee were non-employees of the Company.

     Mr. Munger, a nominee for director of the Company, is Vice Chairman of the Board of Berkshire. Among the Company's transactions, in the ordinary course of its business in 1994, Salomon Brothers Inc sold to Berkshire and its affiliates marketable securities having a value of approximately $3,541,696,000 and purchased from Berkshire and its affiliates marketable securities having a value of approximately $2,127,510,000. Additionally, in 1994, Berkshire and its affiliates paid commissions, fees, service charges and interest of $6,098,677 to Salomon Brothers Inc in connection with securities transactions. The Company believes that its transactions with Berkshire and its affiliates are upon terms which are comparable to those the Company applies in transactions with other similar customers and counterparties.

     In addition, Berkshire and its subsidiaries own substantial equity positions in a number of other corporations, and have equity positions amounting to 10% or more of the voting power of Capital Cities/ABC, Inc., The Gillette Company, GEICO Corporation, USAir Group, Inc., PS Group, Inc., The Washington Post Company and Wells Fargo & Company. From time to time Salomon Brothers Inc engages in the ordinary course of its business in transactions with some or all of such entities as an underwriter of securities, as a broker of or dealer in securities, or otherwise. Additionally, other subsidiaries of the Company may engage in transactions with such entities from time to time. The Company believes that any such transactions are on terms comparable to those on which the Company deals with other third parties.

     In 1987, the Company entered into the Purchase Agreement with Berkshire pursuant to which affiliates of Berkshire acquired 700,000 shares of the Preferred Stock, Series A, for $700 million. In the Purchase Agreement, Berkshire (which for purposes of the Purchase Agreement includes the affiliates of Berkshire) agreed that (i) Berkshire will not sell any of the Company securities owned by it to a third party without first giving the Company or its designee a reasonable opportunity to purchase such securities at the same price and on the same terms and conditions proposed with respect to an anticipated sale by Berkshire to a third party; and (ii) if the Company does not exercise its right of first refusal and buy Company securities which Berkshire proposes to sell, Berkshire will not knowingly sell to any one entity or group acting in concert Company securities giving such entity or group securities which amount in the aggregate to over 5% of the Company voting stock outstanding at the time of the sale. In the Purchase Agreement, the Company agreed to use its best efforts to nominate and elect Warren E. Buffett and Charles T. Munger, or two other Berkshire representatives, to the Company's Board of Directors. In addition, in connection with the distribution by the Company on February 18, 1988 of Preferred Share Purchase Rights to its stockholders, the Company issued Preferred Share Purchase Rights to the holders of the Preferred Stock, Series A, on the basis of one Right for each share of Common Stock into which a share of Preferred Stock, Series A, is convertible, and the holders of the Preferred Stock, Series A, waived the conversion adjustment they would otherwise have been entitled to under the terms of the Preferred Stock, Series A.

                                   REPORT OF
                THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

     The Board's Compensation and Employee Benefits Committee (the "Committee") makes compensation decisions with respect to the Company's Chief Executive Officer and other executive officers including Messrs. Bailey, Hall, Macfarlane, Maughan, and Mundheim.

     In 1993 and previous years, the Committee determined the compensation of senior executive officers in relation to a review of their performance. The "Million Dollar Limit" imposed by Section 162(m) of the Internal Revenue Code has caused the Committee to review its procedures with the objectives that compensation continue to be based on performance and be deductible by the Company. As a result of this review, the Committee presently intends to preserve the Company's deduction for compensation paid to the Company's Chairman and Chief Executive Officer and its other most highly compensated executive officers by determining total compensation for such persons (other than Messrs. Maughan and Mundheim, as explained below) based on a performance evaluation, and providing any compensation in excess of $1 million in a form that will not be subject to the Million Dollar Limit by deferring the payment of such compensation. The Committee has determined not to apply a formula at this time to determine the compensation of these individuals because it believes its criteria for the evaluation of the performance of these individuals are such that discretionary, non-formulaic evaluation is preferable.

     In measuring financial performance, the Committee has established a "compensation year" commencing on October 1 and ending on September 30. Using a "compensation year", rather than the Company's fiscal year which coincides with the calendar year, permits the Committee to evaluate results for an entire 12-month period in sufficient time to make final compensation decisions in December of each calendar year.

     In October 1994, the Board of Directors of the Company approved a fundamental change in the way the Salomon Brothers' securities segment compensates certain managing directors in its Client-Driven Business. This change is intended to enhance the integration of the different global activities included in the Client-Driven Business and to create a partnership between managers and owners. While neither Mr. Denham nor the other most highly compensated executive officers referred to in this report are directly affected by this change, the Board's objectives in implementing a new compensation system influenced the Committee's deliberations with respect to their compensation.

     In determining compensation for Mr. Denham and the other executive officers (except for Messrs. Maughan and Mundheim) in December 1994, the Committee adhered to the approach of linking the interests of management with those of the owners by causing the individual manager's compensation to depend primarily upon his performance in relation to the performance, over time, of the business unit or function for which he was responsible. Except in the case of Mr. Denham, salaries were low in comparison to total compensation so that the bulk of compensation was paid on a performance basis as a year-end cash bonus. This approach, which is in accordance with industry practice, has the effect of limiting compensation to reflect poor business performance and increasing compensation to recognize significant results. Except with respect to Messrs. Denham and Hall, after the Committee determined the total compensation for each executive officer, a significant portion of such total compensation was awarded in Company stock, payable, generally, in five years, under the Company's Equity Partnership Plan for Key Employees (which generally applies to highly compensated employees, including Executive Officers). The portion paid in stock was determined by the Plan's award schedule which can reach 50% or more for highly compensated employees, except that all of Messrs. Bailey's and Macfarlane's compensation in excess of $1,000,000 was paid in stock under the Plan. The market value of the restricted stock awarded each of the four most highly compensated Executive Officers in 1994 (other than Messrs. Denham and
Hall) is set forth in the Summary Compensation Table in the Company's 1995 Proxy Statement. Dividends paid on the restricted stock are reinvested for all Plan participants, including Executive Officers, pursuant to the terms of the Plan. [See page 9, footnote 6 of this Proxy Statement.]

     In addition, the Committee reviewed compensation paid in previous years (adjusted for an estimate of the current year) by various financial services companies with which the Company competes, including Bankers Trust Company, Bear Stearns, Merrill Lynch, Morgan Guaranty and Morgan Stanley. The Committee anticipated that Mr. Denham's 1994 compensation would be at the lower end of the competitor range. Bear Stearns, Merrill Lynch and Morgan Stanley are included in the S&P Brokerage Index referred to in the performance graph set forth in the Company's 1995 Proxy Statement.

     In setting the 1994 compensation of Robert E. Denham, the Company's Chairman and Chief Executive Officer, the Committee took into account the Board's evaluation of Mr. Denham's performance in relation to the following factors (in order of importance):

     - Management of the Board of Directors process by insuring that the Board timely received the appropriate level of information to discharge its decision-making responsibilities;

     - Supervision of the senior officers of Salomon Inc and its major subsidiaries;

     - Supervision of the management of the Company's market and credit risks to insure that various business units were following appropriate risk/reward criteria;

     - Management of the allocation of the Company's capital to the various business segments as well as the Company's overall level of capital.

     In addition to these criteria, the Committee also considered the Board's evaluation of Mr. Denham's performance in communicating with creditors and shareholders, maintaining a positive internal control environment, his role in special situations and otherwise building shareholder value.

     The Committee concluded that, based on their subjective judgment, Mr. Denham had performed well with respect to each of these factors, meeting or exceeding their expectations. Taking account, however, of the overall results of the Company, the Committee determined that Mr. Denham's compensation in 1994 should be set at $1,000,000, or 53.3% of his compensation in the prior year when the Company achieved record net income. Mr. Denham's compensation was paid as base salary during 1994. He received no year-end cash bonus. No stock was awarded to Mr. Denham in 1994 under the Equity Partnership Plan.

     Mr. Bailey performed well in his first full year as Chief Financial Officer of the Company. Mr. Bailey's reorganization of the financial division, his efforts to resolve pre-existing problems resulting from operational systems migrations and detailed reviews of databases supporting general ledger balances and his work on establishing a more efficient and flexible distributed technology environment, were viewed as extremely important contributions. In addition, Mr. Bailey had provided timely and accurate information to the Board of Directors and had improved the presentation of financial disclosure documents to the public.

     Mr. Hall's performance at the Phibro Division was viewed in light of that Division's major contribution to the Company's earnings in 1994. Mr. Hall, an extremely able and highly experienced commodities trader, added meaningfully to shareholder value in a year in which the securities segment experienced difficulties. In addition to his successful commodities trading performance, Mr. Hall took steps to enhance the flexibility of Phibro Division by creating new physical trading groups, thereby positioning the Division to take advantage of future opportunities across a broad and diverse range of markets.

     Mr. Macfarlane's performance was viewed by the Committee in both his role as Treasurer of the Company, in which he maintained excellent external relationships with regulatory agencies, rating agencies and banks and in his role in Salomon Brothers' derivatives business. Mr. Macfarlane's compensation, which reflected the Committee's positive view of his involvement in Salomon Brothers derivatives activities and his participation as part of the team effort to reorganize the financial division, was, nevertheless, impacted by overall negative results at Salomon Brothers.

     With respect to Mr. Maughan, the Chairman and Chief Executive Officer of Salomon Brothers Inc and an Executive Vice President of the Company, the Committee determined that linking compensation by formula to the performance of Salomon Brothers will provide an appropriate link between his total compensation and Salomon Brothers' performance, while at the same time providing the most effective response to the issues raised by the Million Dollar Limit. Therefore, effective as of January 1, 1994, the Committee adopted, subject to approval by the Company's stockholders, which was obtained at the 1994 Annual Meeting, the Executive Officer Performance Bonus Plan to provide Mr. Maughan an appropriate performance incentive in a form intended to constitute "performance-based compensation" pursuant to Section 162(m)(4)(C) of the Code. The basic premise of the Performance Bonus Plan is that Mr. Maughan's compensation should be determined by two factors: the return on equity of Salomon Brothers, which he manages, and the relationship that Salomon Brothers' return on equity has to that of certain key competitors. [See the competitors listed above at Page 13.] The Committee certified that, under the formula in the Performance Bonus Plan, Mr. Maughan was not entitled to any performance bonus for 1994. Accordingly, Mr. Maughan's compensation consisted of salary and non-formula based bonus, payable outside the Performance Bonus Plan, which at all times equals $1 million.

     Mr. Mundheim's compensation for 1994 was based upon an employment contract entered into in 1992 to induce him to join the Company as General Counsel. In approving Mr. Mundheim's employment contract, the Committee had deemed Mr. Mundheim's prior experience as the Co-Chairman of the law firm of Fried, Frank, Harris, Shriver & Jacobson, Dean of the University of Pennsylvania Law School and General Counsel of the U.S. Treasury to be extremely valuable to the Company.

                                          COMPENSATION AND EMPLOYEE
                                            BENEFITS COMMITTEE
                                               Robert G. Zeller, Chairman
                                               William F. May
                                               Charles T. Munger

                               PERFORMANCE GRAPH

               SALOMON INC VS. S&P 500 VS. S&P BROKERAGE INDEXES

                Comparison of Five-Year Cumulative Total Return

                                   1989-1994

      Measurement Period                                          S&P Broker-
    (Fiscal Year Covered)         Salomon Inc       S&P 500           age
1989                                     100.0           100.0           100.0
1990                                     107.0            96.9            86.4
1991                                     137.3           125.9           218.9
1992                                     173.8           135.3           215.1
1993                                     220.0           148.7           289.2
1994                                     176.2           150.7           245.1

      Note: Includes the reinvestment of dividends.

CERTAIN TRANSACTIONS

     Among the Company's transactions, in the ordinary course of its business in 1994, Salomon Brothers Inc sold to Archer Daniels Midland Company ("ADM") and entities in which the Company is informed ADM has a material interest marketable securities having a value of approximately $1,108,769,000 and purchased from ADM and such entities marketable securities having a value of approximately $219,266,000. In addition, the Company paid to ADM and such entities net fees of $242,278 in connection with securities and commodities trading activities. The Company believes that its transactions with ADM and such entities are upon terms which are comparable to those the Company applies in transaction with other similar customers and counterparties. Dwayne O. Andreas, a director and a nominee for director of the Company, is Chairman of the Board and Chief Executive of ADM.

     Warren E. Buffett, a director and a nominee for director of the Company, is Chairman, Chief Executive Officer and the principal shareholder of Berkshire and a director of The Coca-Cola Company, Capital Cities/ABC, Inc., The Gillette Company and USAir Group, Inc. For information regarding the Company's transactions in 1994 with Berkshire, The Coca-Cola Company, Capital Cities/ABC, Inc., The Gillette Company and USAir Group, Inc., see "Compensation Committee Interlocks and Insider Participation" above at Page 11.

     Among the Company's transactions, in the ordinary course of its business in 1994, Salomon Brothers Inc sold to Dart Financial Corporation and its affiliates ("Dart") marketable securities having a value of approximately $8,099,576,000 and purchased from Dart marketable securities having a value of approximately $7,800,091,000. Additionally, in 1994, Dart paid commissions, fees, service charges and interest of $41,482,407 to Salomon Brothers Inc in connection with securities transactions. The Company believes that its transactions with Dart are upon terms which are comparable to those the Company applies in transaction with other similar customers and counterparties. As of March 1, 1995, Dart beneficially owned more than five percent of the Company's outstanding Common Stock, although Dart reported it had sold short an amount of the Company's Common Stock almost equal to the amount it reported as beneficially owned.

     In November 1993, the Company loaned Robert H. Mundheim, an Executive Officer of the Company, the sum of $900,000 to purchase a residence in New York City in connection with Mr. Mundheim's planned relocation from Philadelphia. The loan is interest-free.

     On October 1, 1981, the Company and Salomon Brothers, an investment banking and securities trading partnership, combined their businesses. Pursuant to such combination, the Company issued an aggregate of $250,000,000 of 9% Restricted Convertible Subordinated Notes, due October 1, 1991 (the "Notes"), to Salomon Brothers, which Notes were subsequently distributed to certain of its partners. Upon issuance, the Notes were convertible, in accordance with their respective terms, into an aggregate of 18,000,000 shares of Common Stock (adjusted for the 2 for 1 stock split declared in 1983). The conversion period commenced October 1, 1982. On May 4, 1994, the Board of Directors approved an extension, until October 1, 1997, of the maturity date of Notes held by then-current employees of the Company, provided that the annual rate of interest on such Notes be reduced from and after October 1, 1994 to 5.5%. Gedale B. Horowitz, who was a General Partner of Salomon Brothers prior to October 1, 1981, was a payee of a Note as of December 31, 1994 in the principal amount of $4,575,406. Mr. Horowitz is a director and a nominee for director of the Company.

     Among the Company's transactions in the ordinary course of its business in 1994, Salomon Brothers Inc sold to GEICO Corporation ("GEICO") and entities in which the Company is informed GEICO has a material interest marketable securities having a value of approximately $73,229,000 and purchased from GEICO and such entities marketable securities having a value of approximately $10,773,000. In addition, Salomon Brothers Inc earned net commissions and fees of $190,931 in connection with securities trading activities on behalf of GEICO. The Company believes that its transactions with GEICO are upon terms which are comparable to those the Company applies in transactions with other similar customers and counterparties. Louis A. Simpson, a director and a nominee for director of the Company, is President and Chief Executive Officer--Capital Operations of GEICO Corporation.

     Since January 1, 1994, Salomon Brothers Inc, as agent or principal, has handled purchases and sales of securities (including different forms of repurchase transactions) from time to time for various of the directors and employees of the Company. The Company believes that such transactions were in the ordinary course of business, were at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than normal risk of collectibility or present other features unfavorable to the Company.

                                2. OTHER MATTERS

     The By-Laws of the Company provide that stockholders are required to give written notice, not less than 30 days nor more than 60 days in advance of an Annual Meeting of Stockholders, in order to bring business before the meeting or nominate a person for election to the Board of Directors.

     Arthur Andersen LLP served as the Company's independent public accountants for 1994. Representatives from that Firm will be at the meeting of stockholders, will be given the opportunity to make a statement if they so desire, and will be available to take appropriate questions. The Company has not selected auditors for the current year since, going forward, its normal practice will be for the Board of Directors to make such selection after mid-year.

     At the date of this Proxy Statement, the management has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is properly presented at the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

     Stockholders desiring to have any proposal considered for inclusion in proxy material for the 1996 Annual Meeting of Stockholders should submit such proposal to the Company not later than November 24, 1995.

                                          By Order of the Board of Directors,

                                                     ARNOLD S. OLSHIN
                                                        Secretary

March 22, 1995

                                   SALOMON INC
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   THE COMPANY FOR ANNUAL MEETING MAY 3, 1995

P
R      The undersigned hereby constitutes and appoints Robert E. Denham, Robert
O      H. Mundheim and Arnold S. Olshin, and each of them, his true and lawful
X      agents and proxies with full power of substitution in each, to represent,
Y and to vote the shares of, the undersigned at the Annual Meeting of Stockholders of SALOMON INC to be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York, on Wednesday, May 3, 1995 at 10:00 a.m. and at any adjournments thereof on all matters coming before said meeting.

                     Election of Directors. Nominees:

                     Dwayne O. Andreas, Warren E. Buffett, Robert E. Denham, Claire M. Fagin,
                     Gedale B. Horowitz, Deryck C. Maughan, William F. May, Charles T. Munger,
                     Louis A. Simpson, Robert G. Zeller

       YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                         -------
                                                                           SEE
                                                                         REVERSE
                                                                           SIDE
                                                                         -------

- --------------------------------------------------------------------------------
                            S FOLD AND DETACH HERE S

/X/   PLEASE MARK YOUR                                                     0345
      VOTES AS IN THIS
      EXAMPLE.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of each nominee.

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE.
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                               FOR                           WITHHELD
1. Election
   of                          / /                             / /
   Directors. (see reverse)

For, except vote withheld from the following nominee(s):

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                                        This Proxy Must Be Signed Exactly as
                                        Name Appears Hereon. Executors,
                                        administrators, trustees, etc., should
                                        give full title as such. If the signer
                                        is a corporation, please sign full
                                        corporate name by duly authorized
                                        officer.


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                                        SIGNATURE(S)                   DATE

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                            S FOLD AND DETACH HERE S



                         PLEASE SIGN, DETACH AND RETURN
                               YOUR PROXY PROMPTLY